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                                                      EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-4 (File No. 33-54996), on Form S-3 (File No. 33-56069), on Form S-8 (File No. 33-9790), on Form S-8 (File No. 33-17982), on Form S-8 (File No. 33-54401) and on Form S-8 (File No. 33-50987) of our report on our audit of the financial statements of Great Southern Group PLC as of December 31, 1993 and for the year then ended, which report is included in Service Corporation International's Form 8-K, dated November 14, 1994.

Yours faithfully





/s/  ROBSON RHODES
     ROBSON RHODES
                                                          14 November 1994